                                                                   Exhibit 10.42



           __________________________________________________________









                     COMMON SECURITIES GUARANTEE AGREEMENT


                                  ACE LIMITED,
                                  AS GUARANTOR


                         Dated as of December 20, 1999









           __________________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATIONS

SECTION 1.1    Definitions and Interpretations                                 2

                                  ARTICLE II

                                   GUARANTEE

SECTION 2.1    Guarantee                                                       4
SECTION 2.2    Subordination in an Event of Default Under the Trust Agreement  5
SECTION 2.3    Waiver of Notice and Demand                                     5
SECTION 2.4    Obligations Not Affected                                        5
SECTION 2.5    Rights of Holders                                               6
SECTION 2.6    Guarantee of Payment                                            6
SECTION 2.7    Subrogation                                                     6
SECTION 2.8    Independent Obligations                                         6

                                  ARTICLE III

                      LIMITATION OF TRANSACTIONS; RANKING

SECTION 3.1    Limitation of Transactions                                      7
SECTION 3.2    Ranking                                                         7
SECTION 3.3    Pari Passu Guarantees                                           8

                                  ARTICLE IV

                                  TERMINATION

SECTION 4.1    Termination                                                     8

                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.1    Successors and Assigns                                          8
SECTION 5.2    Amendments                                                      9
SECTION 5.3    Notices                                                         9
SECTION 5.4    Benefit                                                         9
SECTION 5.5    Governing Law                                                  10

                              GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of December 20, 1999, is executed and delivered by ACE Limited, a Cayman Islands company (the "Guarantor"), having its principal executive offices at The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda, for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of ACE Capital Trust I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of December 20, 1999, among the Trustees named therein, ACE INA Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor ("ACE INA"), as depositor (in such capacity, the "Depositor"), and the Holders from time to time of undivided beneficial ownership interests in the assets of the Issuer (the "Trust Agreement"), the Issuer is issuing on the date hereof $3,092,800 ($3,556,725 if the Underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full), aggregate liquidation preference of its 8.875% Common Securities (liquidation preference $25 per common security) (the "Common Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

     WHEREAS, the Common Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Preferred Securities (as defined herein), will be used to purchase the Debentures (as defined herein) of ACE INA (in its capacity as issuer of the Debentures, the "Debenture Issuer"), which will be deposited with Bank One Trust Company, National Association, as Property Trustee under the Trust Agreement, as trust assets; and

     WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

     WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") having substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined in the Trust Agreement) it being understood that if an Event of Default under the Trust Agreement has occurred and is continuing, the rights of Holders to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of the Preferred Securities to receive guarantee payments under the Preferred Securities Guarantee ("Preferred Guarantee Payments").

     NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders from time to time of the Common Securities.

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATIONS

SECTION 1.1 Definitions and Interpretations

     In this Common Securities Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Common Securities Guarantee, but not defined in the preamble hereto have the respective meanings assigned to them in this Section 1.1 or in the Trust Agreement, as the case may be;

     (b) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

     (c) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee, unless otherwise specified;

     (e)  a reference to the singular includes the plural and vice versa; and

     (f) the masculine, feminine, or neuter genders used herein shall include the masculine, feminine and neuter genders.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Capitalized Lease Obligations" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

     "Debenture Guarantee" means the full and unconditional payment guarantee and indemnity of the Debenture Guarantor provided for in the Indenture with respect to the Debentures.

     "Debenture Guarantor" means ACE Limited, in its capacity as guarantor of the Debentures under the Indenture.

     "Debentures" means the series of subordinated debt securities of the Debenture Issuer designated the 8.875% Junior Subordinated Deferrable Interest Debentures due 2029 held by the Property Trustee.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Common Securities Guarantee; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Common Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") with respect to Common Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the liquidation preference of $25 per Common Security plus accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Holder" shall mean ACE INA Holdings Inc. or, if the Common Securities are transferred in accordance with the provisions of the Trust Agreement, any other holder, as registered on the books and records of the Issuer, of any Common Securities.

     "Indebtedness" means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (vii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (i) through (vi) above.

     "Indenture" means the Subordinated Indenture dated as of December 1, 1999 among the Debenture Issuer, the Debenture Guarantor and Bank One Trust Company, National Association, as trustee, and any indenture supplemental thereto pursuant to which the Debentures and the Debenture Guarantee are to be issued to the Property Trustee of the Issuer.

     "Majority in liquidation preference of the Common Securities" means a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation preference of all then outstanding Common Securities issued by the Issuer.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Securities" means the securities representing preferred undivided beneficial interests in the assets of the Issuer.

     "Senior Indebtedness" means all Indebtedness of the Guarantor (including its Indebtedness, as Debenture Guarantor, under the Indenture) outstanding at any time, except (a) the Indebtedness under this Common Securities Guarantee and, subject to Sections 2.2 and 3.2 hereof, the Preferred Securities Guarantee,
(b) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or pari passu with this Common Securities Guarantee or to other Indebtedness of the Guarantor which is subordinated to or pari passu with this Common Securities Guarantee, (c) Indebtedness of the Guarantor to an Affiliate of the Guarantor,
(d) interest accruing after the filing of a petition initiating any proceeding referred to in Section 5.1(7) and 5.1(8) of the Indenture unless such interest is an allowed claim enforceable against the Guarantor in a proceeding under federal or state bankruptcy laws, (e) trade accounts payable and (f) similar guarantee agreements issued by the Guarantor on behalf of holders of common securities of any other ACE Capital Trust or any trust, partnership or other entity affiliated with the Guarantor which is a financing vehicle of the Guarantor or any Affiliate of the Guarantor in connection with the issuance by such entity of common securities or other securities which are similar to common securities that are guaranteed by the Guarantor pursuant to an instrument that ranks pari passu with or junior in right of payment to this Common Securities Guarantee.

                                  ARTICLE II

                                   GUARANTEE

SECTION 2.1  Guarantee

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer, through the Debenture Issuer, to pay such amounts to the Holders.

SECTION 2.2  Subordination in an Event of Default Under the Trust Agreement

     Notwithstanding anything to the contrary contained herein, if an event of default under the Trust Agreement has occurred and is continuing, the rights of the Holders of the Common Securities to receive the Guarantee Payments under this Common Securities Guarantee shall be subordinated to the rights of the holders of Preferred Securities to receive Preferred Guarantee Payments, and no Guarantee Payments shall be made to the Holders of Common Securities hereunder unless payment in full in cash of all accumulated and unpaid Preferred Guarantee Payments on all outstanding Preferred Securities shall have been made or provided for, and all funds immediately available to the Property Trustee shall be first applied to the payment in full in cash of all such Preferred Guarantee Payments then due and payable. The Guarantor's obligation to make Guarantee Payments will not be discharged except by payment of the Guarantee Payments in full.

SECTION 2.3  Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.4  Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or so provided by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e)  any invalidity of, or defect or deficiency in, the Common Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.5  Rights of Holders

     Any Holder of the Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee. The Guarantor waives any right or remedy to require that any such action be brought first against the Issuer or any other Person before so proceeding directly against the Guarantor.

SECTION 2.6  Guarantee of Payment

     This Common Securities Guarantee creates a guarantee of payment and not of collection. This Common Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

SECTION 2.7  Subrogation

     The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.8  Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.4 hereof.

                                  ARTICLE III

                      LIMITATION OF TRANSACTIONS; RANKING

SECTION 3.1  Limitation of Transactions

     The Guarantor hereby covenants and agrees that, so long as any Common Securities remain outstanding, it will not, and will not permit any of its Subsidiaries (including the Debenture Issuer) to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of the Debenture Issuer or the Guarantor, as the case may be, or (b) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt security of the Debenture Issuer or the Guarantor, as the case may be, that ranks junior in interest to the Debentures or the guarantee in respect thereof, as the case may be, or make any guarantee payments with respect to any guarantee by the Debenture Issuer or the Guarantor, as the case may be, of the debt securities of any Subsidiary of the Debenture Issuer or the Guarantor, as the case may be, if such guarantee ranks junior in interest to the Debentures or the guarantee in respect thereof, as the case may be (other than (i) dividends or distributions on the Capital Stock (as defined in the Indenture) of the Debenture Issuer paid or made to the Guarantor and dividends or distributions in Common Stock (as defined in the Indenture) of the Debenture Issuer or the Guarantor, as the case may be, (ii) redemptions or purchases of any rights outstanding under a shareholder rights plan of the Debenture Issuer or the Guarantor, as the case may be, or any successor to such rights plan, or the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (iii) payments under any preferred securities guarantee issued by the Guarantor, and (iv) purchases of Common Stock related to the issuance of Common Stock under any benefit plans of the Debenture Issuer, the Guarantor or its Subsidiaries, as the case may be, for their respective directors, officers or employees) if at such time (1) there shall have occurred any event of which the Debenture Issuer or the Guarantor, as the case may be, has actual knowledge that (A) with the giving of notice or the lapse of time or both would constitute an Event of Default under the Indenture and (B) in respect of which the Debenture Issuer or the Guarantor, as the case may be, shall not have taken reasonable steps to cure, (2) the Guarantor shall be in default with respect to its payment of any obligations under this Common Securities Guarantee or (3) the Debenture Issuer shall have given notice of its election to begin an Extension Period (as defined in the Indenture) with respect to the Debentures as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

SECTION 3.2  Ranking

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

     This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor. Subject to Section 2.2 hereof and the immediately follwing paragraph, the Common Securities Guarantee will rank pari passu with the Guarantor's obligations under the Preferred Securities Guarantee.

     If an event of default under the Trust Agreement has occurred and is continuing, the rights of holders of the Common Securities of the Issuer to receive Guarantee Payments are subordinated to the rights of holders of the Preferred Securities to receive Preferred Guarantee Payments, with the result that no Guarantee Payments shall be made unless payment in full in cash of all accumulated and unpaid Preferred Guarantee Payments on all outstanding Preferred Securities shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all such Preferred Guarantee Payments then due and payable.

SECTION 3.3  Pari Passu Guarantees

     This Common Securities Guarantee shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of holders of common securities of any other ACE Capital Trust or any trust, partnership or other entity affiliated with the Guarantor which is a financing vehicle of the Guarantor or any Affiliate of the Guarantor in connection with the issuance by such entity of common securities or other securities which are similar to common securities that are guaranteed by the Guarantor pursuant to an instrument that ranks pari passu with or junior in right of payment to this Common Securities Guarantee.

                                  ARTICLE IV

                                  TERMINATION

SECTION 4.1  Termination

     This Common Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Common Securities, (ii) the distribution of the Debentures to all Holders in exchange for the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Common Securities or under this Common Securities Guarantee.


                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.1  Successors and Assigns

     All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding. Except in connection with a consolidation, merger, or sale involving the Guarantor that is permitted under Article 8 of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

SECTION 5.2  Amendments

     Except with respect to any changes that do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation preference of the Common Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders apply to the giving of such approval.

SECTION 5.3  Notices

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

          ACE Limited
          The ACE Building
          30 Woodbourne Avenue
          Hamilton, HM 08, Bermuda
          Attn:  General Counsel and Secretary

     (b) If given to the Issuer, at the Issuer's address set forth below or such other address as the Issuer may give notice to the Holders:

          ACE Capital Trust I
          c/o ACE INA Holdings Inc.
          Two Liberty Place
          1601 Chestnut Street
          Philadelphia, Pennsylvania 19101
          Attn:  General Counsel and Secretary

     (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4  Benefit

     This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

SECTION 5.5  Governing Law

     THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN THAT STATE

     THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                         ACE LIMITED,
                         as Guarantor


                         By:
                              Name:
                              Title: